August 28, 2015

Securities and Exchange Commission
Washington, D.C. 20549-7561

Commissioners:

We have read CalAmp Corp.'s statements included under Item 4.01 of its Form 8-K dated August 28, 2015 and we agree with such statements concerning our firm.

SingerLewak LLP

Los Angeles, California